FINANCIAL STATEMENTS



                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM U-1





                             KO TRANSMISSION COMPANY




                             AS OF DECEMBER 31, 1996



                                   (Unaudited)



                                Pages 1 through 6

                             KO TRANSMISSION COMPANY
                          PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                    Pro Forma
                                                                                   Actual          Adjustments             Pro Forma
                                                                                     (in thousands, except per share amounts)
GAS OPERATING REVENUES ...........................................                  $573                  $--                   $573

OPERATING EXPENSES
Other operation ..................................................                   274                   --                    274
Depreciation .....................................................                   104                   --                    104
Income taxes .....................................................                    68                   --                     68
Taxes other than income taxes ....................................                    25                   --                     25
                                                                                    ----                  ----                  ----
                                                                                     471                   --                    471

OPERATING INCOME .................................................                   102                   --                    102

OTHER INCOME AND EXPENSES - NET ..................................                     2                   --                      2
                                                                                    ----                  ----                  ----

INCOME BEFORE INTEREST ...........................................                   104                   --                    104

INTEREST .........................................................                   --                    --                    --
                                                                                    ----                  ----                  ----

NET INCOME .......................................................                  $104                  $--                   $104

Note:
 KO Transmission Company has no pro forma journal entries relating to this proposed transaction.

                             KO TRANSMISSION COMPANY
                             PRO FORMA BALANCE SHEET
                              AT DECEMBER 31, 1996

ASSETS
                                                                                                      Pro Forma
                                                                                  Actual             Adjustments           Pro Forma
                                                                                                (dollars in thousands)
GAS UTILITY PLANT - ORIGINAL COST
In service .......................................................                $8,033                $ --                  $8,033
Accumulatededepreciation .........................................                 6,850                  --                   6,850
                                                                                  ------                ------                ------
Total gas utility plant ..........................................                 1,183                  --                   1,183

CURRENT ASSETS
Accounts receivable ..............................................                    18                  --                      18
                                                                                  ------                ------                ------
                                                                                      18                  --                      18

OTHER ASSETS
Other ............................................................                   469                  --                     469
                                                                                  ------                ------                ------
                                                                                     469                  --                     469

                                                                                  $1,670                $ --                  $1,670

Note:
 KO Transmission Company has no pro forma journal entries relating to this proposed transaction.

                             KO TRANSMISSION COMPANY
                             PRO FORMA BALANCE SHEET
                              AT DECEMBER 31, 1996

CAPITALIZATION AND LIABILITIES
                                                                                                     Pro Forma
                                                                                  Actual            Adjustments           Pro Forma
                                                                                               (dollars in thousands)
COMMON STOCK EQUITY
Common stock - $.00 par value;
Authorized shares - ,000
Outstanding shares - ,000 Actual ....................................             $  --                $  --                $  --
Paid-in capital .....................................................                 515                 --                    515
Retained earnings ...................................................                  29                 --                     29
                                                                                  -------              -------              -------
Total capitalization ................................................                 544                 --                    544

CURRENT LIABILITIES
Accounts payable ....................................................                  53                 --                     53
Accounts payable to affiliated companies ............................               1,038                 --                  1,038
Accrued taxes .......................................................                  50                 --                     50
                                                                                  -------              -------              -------
                                                                                    1,141                 --                  1,141

OTHER LIABILITIES
Deferred income taxes ...............................................                 (15)                --                    (15)
                                                                                  -------              -------              -------
                                                                                      (15)                --                    (15)

                                                                                  $ 1,670              $  --                $ 1,670

Note:
 KO Transmission Company has no pro forma journal entries relating to this proposed transaction.

                             KO TRANSMISSION COMPANY
               PRO FORMA STATEMENT OF CHANGES IN RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                   Pro Forma
                                                                            Actual                Adjustments             Pro Forma
                                                                                            (dollars in thousands)

BALANCE DECEMBER 31, 1995 ..................................                  $--                     $ --                    $--

Net income .................................................                    104                     --                      104
Dividends on common stock ..................................                    (75)                    --                      (75)
                                                                              -----                   ------                  -----

BALANCE DECEMBER 31, 1996 ..................................                  $  29                   $ --                    $  29

Note:
 KO Transmission Company has no pro forma journal entries relating to this proposed transaction.